Exhibit 99.(i)

December 29, 2010

Alpine Equity Trust
615 East Michigan Street, 3rd Floor
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Re: Alpine Global Consumer Growth Fund

     We have acted as special Massachusetts counsel to Alpine Global Consumer Growth Fund (the “Fund”), a series of Alpine Equity Trust, a Massachusetts business trust (the “Trust”) in connection with the post-effective amendment to the Trust's registration statement on Form N-1A to be filed with the Securities and Exchange Commission on or about December 29, 2010 (the "Registration Statement"), with respect to the Fund’s shares of beneficial interest, $0.0001 par value per share (the "Shares”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

     In connection with the furnishing of this opinion, we have examined the following documents:

     (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

     (b) copies, as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust dated October 26, 1988, and all amendments thereto on file with the Secretary of the Commonwealth (the "Declaration");

     (c) copies, as executed by the Trustees of the Trust on December 17, 2010, of the of the Trust’s Certificate of Designation designating the Fund as a series of the Trust (the “Designation”);

     (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on November 2, 2010 authorizing the issuance of the Shares (the “Resolutions”); and

Alpine Equity Trust
December 29, 2010

     (e) a draft received on December 28, 2010 of the Registration Statement.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the draft referred to in paragraph (e) above. We note that the resolutions adopted by the Board of Trustees of the Trust at the meeting of the Trustees held on November 2, 2010, as attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the resolutions, as incorporated into the minutes of such meeting will be finalized and approved by the Trust’s Trustees in substantially the form attached to such certificate. We have further assumed that the Designation will be duly filed with the Secretary of State of the Commonwealth of Massachusetts and any other place required by law or by the Declaration. We have also assumed for the purposes of this opinion that the Declaration, the Designation and the Resolutions will not have been amended, modified or withdrawn with respect to the Shares and will be in full force and effect on the date of issuance of such Shares, and that the Shares, when issued, will be issued for not less than the greater of the par value or the net asset value per Share, such net asset value determined in accordance with the provisions of Article VIII of the Declaration.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration or ByLaws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

Alpine Equity Trust
December 29, 2010

     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Trust’s Declaration and the Resolutions and for the consideration described in the Registration Statement will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bingham McCutchen LLP
BINGHAM McCUTCHEN LLP